UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2021

PENN NATIONAL GAMING, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 373-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PENN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Item 3.02.	Unregistered Sale of Equity Securities

On October 19, 2021, in connection with the closing of Penn National Gaming, Inc.’s (the “Company”) previously announced acquisition of Score Media and Gaming Inc., a British Columbia corporation (“theScore”), and pursuant to the Arrangement Agreement, dated as of August 4, 2021, by and among the Company, 1317774 B.C. Ltd., a British Columbia corporation and an indirect wholly owned subsidiary of the Company (“Purchaser”), and theScore (as amended, the “Arrangement Agreement”), the Company issued a total of 12,319,340 shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), 311,119 options to purchase Company Common Stock (“Company Option”) and 472,588 restricted stock units covering Company Common Stock (“Company RSU”) and Purchaser issued a total of 768,441 shares of Purchaser that are exchangeable into Company Common Stock (“Exchangeable Shares”), in each case to holders of Class A Subordinate Voting Shares, Special Voting Shares, options or restricted share units of theScore, as applicable. The transactions contemplated by the Arrangement Agreement were implemented by way of a court-approved plan of arrangement (the “Plan of Arrangement”) under Division 5 of Part 9 of the Business Corporations Act (British Columbia), as amended (the “Arrangement”).

Each Exchangeable Share will be exchangeable into one share of Company Common Stock (the “Exchangeable Share Exchange Ratio”) at the option of the holder, subject to certain adjustments. In addition, Purchaser may require all outstanding Exchangeable Shares to be exchanged into shares of Company Common Stock at any time following the fifth anniversary of the closing, or earlier under certain circumstances. Holders of Exchangeable Shares will be entitled to receive dividends economically equivalent to the dividends declared by the Company with respect to the Company Common Stock, unless there is an adverse tax consequence to Purchaser and Purchaser elects to equitably adjust the Exchangeable Share Exchange Ratio in lieu of paying such equivalent dividend. The Company Options and Company RSUs will continue to be governed by substantially the same terms and conditions applicable to the corresponding option or restricted share unit award granted by theScore prior to the consummation of the Arrangement (including, but not limited to, the term to expiration, conditions to and manner of exercising, if applicable, and the vesting schedule).

The shares of Company Common Stock, Company Options, Company RSUs and Exchangeable Shares (collectively “Issued Securities”) were issued in reliance upon Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”). The Supreme Court of British Columbia (the “Court”) was advised that the Company and Purchaser intended to reply upon Section 3(a)(10) of the Securities Act in connection with the issuance of the Issued Securities based upon the Court’s approval of the Arrangement. Following a hearing that was open to any person entitled to receive Issued Securities pursuant to the Arrangement Agreement and the Plan of Arrangement, the Court on October 14, 2021 approved the Arrangement and determined that the Arrangement was procedurally and substantively fair and reasonable to those parties affected by the Arrangement, including all persons who were entitled to receive Issued Securities pursuant to the Arrangement.

Item 8.01.	Other Events

On October 19, 2021, the Company issued a joint press release, a copy of which is attached as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K, announcing the completion of the transactions contemplated by the Arrangement Agreement and the Plan of Arrangement.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 19, 2021, issued by Penn National Gaming, Inc. and Score Media and Gaming Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Penn NATIONAL gaming, inc.

Date: October 19, 2021	By:	/s/ Harper Ko
		Name:	Harper Ko
		Title:	Executive Vice President, Chief Legal Officer and Secretary